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                                STAR GREETINGS
                              LICENSE AGREEMENT

         LICENSE AGREEMENT dated as of August 15th, 1998 (this "Agreement"), by and between STAR GREETINGS LLC, ("Licensor") a Delaware Limited Liability Company and STAR GREETINGS, INC., a Delaware corporation ("Licensee").

                             W I T N E S S E T H:

         WHEREAS, Licensor is the creator of the "star greetings" concept (the "Star Greetings Concept");

         WHEREAS, Licensor desires to grant Licensee an exclusive license to the use of its Star Greetings Concept; and

         WHEREAS, Licensee desires to implement Licensor's Star Greetings Concept on its Internet business operations.

         NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Star Greetings Concept. The Star Greetings Concept was created and developed by Byron Hero, a member and the manager of Licensor. The Star Greetings Concept will involve the deliverance of personalized greetings from sports and entertainment celebrities, corporate personalities, and animated characters (the "Star Greeting"). Individuals will purchase the Star Greeting over the Internet and the Star Greeting purchased will then be sent to the recipient via Internet, videotape or other electronic means.

         2.   Terms Relating to the License.

              (a) Term. Licensor agrees to provide Licensee with the exclusive, perpetual and worldwide rights to use the Star Greetings Concept (the "License") for a twenty (20) year term, beginning on the date first written above.

              (b) Use. Pursuant to the License, Licensee will be permitted to sell Star Greetings for general audiences (excluding adult content versions) on its two current URLs located on the world wide web at "Stargreetings.com" and "iParty.com."

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              (c) Royalty. In exchange for the License, Licensee agrees to pay Licensor 22% (the "Royalty") of the gross revenues received by Licensee from the sale of Star Greetings. The Royalty will be paid to Licensor within fifteen days after the end of each fiscal quarter.

         3.   Termination of License.

              (a) Change of Control. This Agreement and the License granted hereunder shall terminate immediately and Licensee shall have no further rights to use the Star Greetings Concept in the event of a Change of Control (hereinafter defined) in Licensee or a Change in Control in iParty Corp., the parent of Licensee. For purposes of this Agreement, the term Change in Control shall include any merger or consolidation in which Licensee is not the surviving entity, and a sale of more than 49% of the assets or stock of Licensee to a third party or a change of control of its parent, iParty Corp.

              (b) Event of Default. In the event that Licensee fails to pay the Royalty to Licensor as provided in Section 2(c) hereof (an "Event of Default"), and such Event of Default is not cured within thirty (30) days after receipt of a notice to cure such Event of Default from Licensor, this Agreement shall terminate immediately and Licensee shall have no further rights to use the Star Greetings Concept.

         4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing the conflicts of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement may be brought only in the United States District Court for the Southern District of New York and each party covenants, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in any inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

         5. Assignability. This Agreement shall not be transferable or assignable by Licensee.

         6. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or comparable method if mailed from a location outside the United States), sent by telecopy or facsimile transmission (with receipt confirmed in writing), or delivered against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section.

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         If to Licensor:

                         Byron Hero
                         c/o iParty Corp.
                         41 East 11th Street, 11th Floor
                         New York, NY 10003

         If to Licensee:

                         Katie Broughton
                         President
                         Star Greetings, Inc.
                         c/o iParty Corp.
                         41 East 11th Street, 11th Floor
                         New York, NY 10003

         Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof. Any notice or other communication sent by telecopy or facsimile transmission shall be given at the time of written confirmation of receipt.

         7. Unenforceability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         8. Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts (and by facsimile signature) and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

         9. Modification. This Agreement may not be amended, modified or terminated except by an instrument in writing signed by all parties hereto.

         10. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first written above.


                                  STAR GREETINGS LLC

                                  By: ___________________________
                                      Name:  Byron Hero
                                      Title: Member/Manager


                                  STAR GREETINGS, INC.


                                  By: ____________________________
                                      Name:  Katie Broughton
                                      Title: President



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